September 30, 2002



Dear Shareholder:

You are cordially invited to attend the 2002 Annual Meeting of Shareholders of First Federal Financial Corporation of Kentucky (the "Corporation") to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky on Wednesday November 13, 2002 at 5:00 p.m.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will report on the operations of the Corporation. Directors and Officers of the Corporation as well as a representative from the Corporation's independent accounting firm, Crowe, Chizek and Company LLP, will be present to respond to appropriate questions of shareholders.

Detailed information concerning activities and operating performance during the fiscal year ended June 30, 2002 is contained in our Annual Report, which is also enclosed.

Please  sign,   date  and  promptly  return  the  enclosed  proxy  card  to  the
Corporation. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,



B. KEITH JOHNSON
President & Chief Executive Officer

                 FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
                                 2323 Ring Road
                       Elizabethtown, Kentucky 42702-5006
                                 (270) 765-2131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be Held on November 13, 2002


         The Annual Meeting of Shareholders of First Federal Financial Corporation of Kentucky (the "Corporation") will be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, November 13, 2002 at 5:00 p.m.

         A Proxy Card and a Proxy Statement for the meeting are enclosed.

         The meeting is for the purpose of considering and acting upon:

            1.    The election of four directors of the Corporation;

            2. Such other matters as may properly come before the meeting or any adjournments thereof.

         The Board of Directors is not aware of any other business to come before the meeting.

         Any action may be taken on any one of the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on September 16, 2002 are the shareholders entitled to vote at the meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy card will not be used if you attend and vote at the meeting in person.

         Any shareholder who wishes to obtain a copy, without charge, of First Federal Financial Corporation's Annual Report on Form 10-K for its fiscal year ended June 30, 2002, which includes financial statements and financial statement schedules, and is required to be filed with the SEC, may contact Rebecca Bowling, the Corporate Secretary, at 2323 Ring Road, Elizabethtown, Kentucky 42701, or at telephone number (270) 765-2131.

                                            BY ORDER OF THE BOARD OF DIRECTORS




                                            REBECCA S. BOWLING
                                            Corporate Secretary

Elizabethtown, Kentucky
September 30, 2002

IMPORTANT: THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXY CARDS IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                 FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
                                 2323 Ring Road
                       Elizabethtown, Kentucky 42702-5006
                                 (270) 765-2131

                         ANNUAL MEETING OF SHAREHOLDERS

                                November 13, 2002

                                 PROXY STATEMENT



         This proxy statement is furnished in connection with the solicitation of proxy cards by the Board of Directors of First Federal Financial Corporation of Kentucky (the "Corporation") for use at the 2002 Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held at the corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, November 13, 2002 at 5:00 p.m. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement, together with the enclosed proxy card, are being first mailed to stockholders of the Corporation on or about September 30, 2002.


                           REVOCABILITY OF PROXY CARDS

         Shareholders who execute proxy cards retain the right to revoke them at any time. Unless revoked, the shares represented by proxy cards will be voted at the Meeting and all adjournments thereof. Proxy cards may be revoked by written notice to the Corporate Secretary of the Corporation or by filing a later-dated proxy card before voting on a particular proposal at the Meeting. A written notice of revocation of a proxy card should be sent to the Corporate Secretary, First Federal Financial Corporation of Kentucky, 2323 Ring Road, P.O. Box 5006, Elizabethtown, Kentucky 42702-5006, and will be effective if received by the Corporate Secretary before the Meeting. A previously submitted proxy card will also be revoked if a shareholder attends the Meeting and votes in person. Proxy cards solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given by the shareholder. Where no instructions are indicated, the shares represented by a signed proxy card will be voted for the nominees for director set forth below.

         The accompanying proxy card confers discretionary authority on the persons named as proxies to vote in their discretion in matters related to the conduct of the Meeting. If one or more persons other than the nominees named below are nominated as directors, then the named proxies or their substitutes will have the power, in their discretion, to vote cumulatively for some number less than all nominees named below or for such of the other nominees as they may choose. If any of the nominees named below becomes unwilling or unable to accept nomination or election, then the proxies will have the right to vote for any substitute nominee in place of the nominee who has become unwilling or unable to accept nomination or election.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Shareholders of record as of the close of business on September 16, 2002 are entitled to one vote for each share then held, except in the election of directors, when cumulative voting applies, see "Cumulative Voting." As of September 16, 2002 the Corporation had 3,660,275 shares of common stock ("Common Stock") issued and outstanding.

         Persons and groups owning more than 5% of the Common Stock are required by the Securities Exchange Act of 1934 to file reports regarding their ownership. Based on such reports, the following table sets forth, as of September 16, 2002, information as to beneficial owners of more than 5% of the outstanding Common Stock as of that date. The table also sets forth the beneficial ownership of all executive officers and directors of the Corporation as a group.

                                         Amount & Nature      Percent of Shares
                                          of Beneficial        of Capital Stock
                                           Ownership             Outstanding


First Federal Financial Corporation
of Kentucky Employee Stock
Ownership Plan
2323 Ring Road
P.O. Box 5006
Elizabethtown, Kentucky 42702-5006        199,464 (1)                5.44%

All Executive Officers and
Directors as a Group (23 Persons)         634,839 (2)               17.34%
----------------------------------

(1) As of the date of this proxy statement, all shares have been allocated. The voting of allocated shares is directed by the employees.

(2) Includes certain shares owned by spouses, or as custodian or trustee, over which all executive officers and directors as a group effectively exercise sole voting and investment power. Also includes 54,300 shares of Common Stock subject to exercisable stock options, and 92,735 shares held by the Bank's ESOP which have been allocated to the executive officer participants in the group. Each employee participant votes shares allocated to his or her account.

                                CUMULATIVE VOTING

         Pursuant to the Articles of Incorporation and Bylaws of the Corporation, every shareholder voting for the election of directors is entitled to cast a number of votes calculated by multiplying the number of shares the shareholder is entitled to vote times the number directors to be elected. Each shareholder is entitled to cast his or her votes for one director or distribute those votes among any number of candidates as he or she chooses. The Board of Directors intends to vote the shares represented by completed proxy cards solicited by it equally among the four candidates standing for election as directors nominated by the Board of Directors. However, the Board reserves the right, in its sole discretion, to distribute the votes among some or all of the nominees of the Board of Directors in another manner so as to elect as directors the maximum number of nominees possible.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Corporation's Board of Directors is currently comprised of ten directors, divided into three classes with staggered terms. We currently have two classes of directors with three directors in the class and one class of directors with four directors.

         At the meeting, the Corporation will elect four directors. The Board has nominated each of Wreno M. Hall, Walter D. Huddleston, J. Stephen Mouser, and Michael L. Thomas for election to a three-year term ending at the 2005 annual meeting. If any nominee is unable to serve, the shares represented by all valid proxy cards will be voted for election of a substitute nominee that the Board of Directors selects. At this time, the Board knows of no reason why any nominee might be unable to serve.

         The four persons receiving the most votes at the meeting will be elected as directors. Votes, not cast at the meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes cast for the election of a nominee.

         The following table sets forth personal information for each nominee and for each director continuing in office and the number of shares and percentage of the Common Stock he or she beneficially owns.

                                    NOMINEES
                                                             SHARES OF
                                                              COMMON
                                                              STOCK
                                 YEAR FIRST               BENEFICIALLY
                       AGE        ELECTED                     OWNED
                       AT           OR          TERM           AT        PERCENT
                    SEPT. 16,    APPOINTED       TO       SEPTEMBER 16,    OF
     NAME             2002      DIRECTOR (1)   EXPIRE       2002 (2)      CLASS
     ----             ----      ------------   ------       --------      -----
 Wreno M. Hall         83         1979          2005         82,960        2.27%
 Walter D. Huddleston  76         1966          2005         74,030        2.02%
 J. Stephen Mouser     53         1997          2005          6,073         *
 Michael L. Thomas     47         1997          2005          1,444         *

                         DIRECTORS CONTINUING IN OFFICE

 Robert M. Brown       62         1991          2004         16,473         *
 B. Keith Johnson      41         1997          2003         43,142        1.18%
 Diane E. Logsdon      59         2000          2003            213         *
 John L. Newcomb, Jr.  48         2000          2003         12,376         *
 Gail L. Schomp        49         2001          2004        170,836        4.67%
 J. Alton Rider        65         1987          2004         80,608        2.20%

                         NON-DIRECTOR EXECUTIVE OFFICERS

                                                         Number of
                                                        Unexercised
                                                          Options
                                 Number of Shares of     at Fiscal      Percent
                              Common Stock Beneficially   Year-End        of
      Name            Age             Owned(2)(3)       (Exercisable)    Class
      ----            ---             -----------       ------------     -----
 Charles Chaney       51               31,663             5,000            *
 Anne Moran           50                5,132             5,000            *
 William Ray Brown    53               26,321               -              *
 William Duffy        56                6,541               -              *
 Gary Bowers          50               14,923             1,500            *
 Alan Howell          44               22,506               -              *
 Dwight Brown         53                2,740             2,000            *
 Susan Simmons        37               13,668             1,000            *
 Rosemary Wiseman     56               10,435             1,000            *
 Becky Wells          48                2,534             2,000            *
 Tanya Deneen         34                1,586             1,000            *
 Larry Hawkins        46                  928               800            *
 Rebecca Bowling      50                7,709               -              *

-----------------------------
*Represents less than 1%

(1) Each director first elected in 1990 or earlier was first elected as a director of the Bank and became a director of the Corporation on the date of its incorporation in June 1990.

(2) Includes shares owned by spouses, or as custodian or trustee over which the director or executive officer effectively exercises shared voting and investment power, unless otherwise indicated.

(3) Includes 92,735 shares under the ESOP, that have been allocated to executive officer participants. Each employee participant votes shares allocated to his or her account.

     Listed below is information about the directors and certain executive officers of the Corporation. Unless otherwise noted all directors and executive officers have held these positions for at least five years.

     ROBERT M. BROWN, owner of Brown Funeral Home, has served on the Board of Directors for ten years. He is a charter member of the Elizabethtown A.M. Rotary Club. Mr. Brown is also active in the National, Kentucky and South Central Funeral Directors Association. In addition, he is an active member of the Chamber of Commerce and has served as a major division chairman of Elizabethtown Community College's Partners in Progress fund raising campaign.

     WRENO M. HALL has served on the Board of Directors for 23 years. He is a retired surgeon who spent 39 years practicing in Elizabethtown.

     WALTER D. HUDDLESTON is Chairman of the Board and a former two-term member of the United States Senate. He began his professional career in broadcasting at WIEL in Elizabethtown. Today he owns and operates Walter D. Huddleston
Consulting, a legislative consulting firm located in Elizabethtown and Washington D.C. and is a former President of the Elizabethtown Chamber of Commerce and Rotary Club. Senator Huddleston has received the U.S. Central Intelligence Agency Medal of Honor and the Outstanding Young Man of Elizabethtown and Kentucky. He has served on the Board of Directors since 1966.

     B. KEITH JOHNSON was named President and Chief Executive Officer of the Corporation and the Bank on September 4, 1997. Mr. Johnson joined the Bank as Comptroller in 1993 and was appointed Executive Vice President in 1995. Before joining the Corporation he was a principal in the accounting firm of Whelan, Johnson, Doerr, Pike & Pawley P.S.C., where he was extensively involved in the firm's financial institution practice. He has been a licensed CPA since 1984. Locally, Mr. Johnson serves on the Executive Committee of the Elizabethtown Industrial Foundation, Ft. Knox AUSA CORE Committee, and the United Way Advisory Board. He is also involved in various capacities with several other community/charitable organizations.

     DIANE E. LOGSDON is currently the Vice President for Planning and Development for Hardin Memorial Hospital. Mrs. Logsdon serves on numerous community and charity Boards and is the Immediate Past Chair of the Board of the Elizabethtown Chamber of Commerce. She is also a member of the Elizabethtown Comprehensive Plan Steering Committee and the Kentucky Healthcare Strategy forum. She is a past recipient of the Athena Award, Business and Professional Woman's "Woman of Achievement," Leadership Elizabethtown Alumna of the Year, and the L Award for Leadership.

     STEPHEN MOUSER is President of Mouser Custom Cabinetry, LLC, a family-owned cabinet manufacturer in Elizabethtown. He is a member of the Better Business Bureau, the Elizabethtown-Hardin County Chamber of Commerce, and the Home Builders Association. He is a former President of the Rineyville Optimist Club and former Board Member of Lincoln Trail Home Builders' Association.

     JOHN L. NEWCOMB, JR. is President and Financial Manager of Newcomb Oil Company, a family business that among other things, owns and operates the Five Star Food Marts. He serves as Treasurer of the Kentucky Petroleum Marketers Association and is a member of the National Chevron Marketers Council and the Ashland Petroleum Marketer Council. A lifelong resident of Nelson County, Mr. Newcomb was elected as a director of the Bank in 1999.

     J. ALTON RIDER has been the owner and operator of Rider's Men & Women Clothing Store in Elizabethtown since 1969. He is past President of the Hardin County A.M. Rotary Club, former Hardin County School Board member, past Hardin County Representative of the Kentucky Retail Association, a current member of the National Retail Federation, and is a member of the Elizabethtown-Hardin County Chamber of Commerce. He is also currently serving as a member of the Kentucky Retail Federation.

     GAIL L. SCHOMP is the owner and operator of Carty and Carty, Inc., a mail hauling business that specializes in freight hauling, and Lexington Truck Sales, a new and used truck dealership for Volvo, Isuzu and GMC. She was employed by her family's business, Langley Trucking Company until 1983. Mrs. Schomp also serves on the Executive Committee of Kentucky Motor Transportation Association.

     MICHAEL THOMAS, DVM, has been a partner in the Elizabethtown Animal Hospital for 18 years. Dr. Thomas is an active member of the American Veterinary Medical Association and the Kentucky Veterinary Medical Association.

CERTAIN NON-DIRECTOR EXECUTIVE OFFICERS

     CHARLES CHANEY serves as a Senior Vice President and Chief Operating Officer. Mr. Chaney joined the Bank in 1976 as Banking Center Manager of the Munfordville Banking Center.

     ANNE MORAN is a Senior Vice President and Chief Retail Officer. Ms. Moran joined the Bank in 1999 and has 25 years of previous banking experience. Before joining the Bank, Ms. Moran was a Regional Manager for Bank One Corporation.

     WM. RAY BROWN serves as a Senior Vice President of the Corporation and the Facility/Security Manager. Mr. Brown has served in many capacities since joining the Bank in 1972.

     WILLIAM DUFFY is a Senior Vice President and Trust Officer. Mr. Duffy joined the Bank in 1993 to manage the Bank's trust operations.

     ALAN HOWELL serves as a Senior Vice President and Senior Loan Officer. He has been employed by the Bank since 1980.

     DWIGHT BROWN is a Senior Vice President and Senior Loan Officer. He has been employed by the Bank since the acquisition of the Meade County Bank One banking centers in July 1998. He had 26 years of previous banking experience before joining the Bank.

     TANYA DENEEN serves a Senior Vice President and the Compliance/Internal Auditing Officer. She joined the Bank in 1998 and previously had 8 years experience with the FDIC as a bank examiner.

     LARRY HAWKINS is a Senior Vice President and Chief Lending Officer. Mr. Hawkins joined the Bank in 2000 and has 22 years of previous banking experience. Before joining the Bank, Mr. Hawkins was a Commercial Loan Officer with PNC Bank.

     SUSAN SIMMONS serves as Senior Vice President and Human Resource Director. She has been employed by the Bank since 1985.

     ROSEMARY WISEMAN is a Senior Vice President and Director of Marketing. She joined the Bank in 1996.

     REBECCA BOWLING serves as Corporate Secretary and Treasurer. She joined the Bank in 1987.

     GARY BOWERS is Senior Vice President of First Service Corporation, a subsidiary of the Bank. He has been employed by the Bank since 1988.

     BECKY WELLS  is  Senior  Vice  President  of  First   Heartland   Mortgage
Corporation, a subsidiary of the Bank. She joined the Bank in 1995.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended June 30, 2002, the Board of Directors held eight meetings. All directors attended at least 75% of the meetings and the committees to which they belonged. The full Board of Directors of the Corporation acts as a nominating committee for the annual selection of nominees for election as directors. The Board of Directors met once during the 2002 fiscal year in its capacity as nominating committee. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited recommendations from the Corporation's shareholders for nominees.  Nominations  by  shareholders  must  be  submitted  to the  Corporate
Secretary in writing in accordance with procedures set forth in the Corporation's Articles of Incorporation. Notices generally must be submitted not less than 30 days nor more than 60 days before the date of the annual meeting and must include (i) the name, age, address, principal occupation and Common Stock ownership of the person to be nominated; (ii) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iii) such other information regarding the nominee as would be required to be included in proxy materials filed under the applicable rules of the SEC had the nominee been nominated by the Board of Directors; and (iv) the written consent of the nominee to serve as a director of the Corporation if so elected.

          The notice must also include information about the shareholder submitting the nomination including name and address as they appear on the Corporation's books and the number of shares of Common Stock owned by the shareholder. Copies of the Articles of Incorporation may be obtained without charge upon written request to Corporate Secretary, First Federal Financial Corporation of Kentucky, 2323 Ring Road, Elizabethtown, Kentucky 42702-5006.

         The  Board's  Risk  Management   Committee  selects  the  Corporation's
independent auditors and reviews major financial, accounting and internal auditing policies. This committee meets with the independent auditors to discuss audit findings and reviews the finished reports. The committee also reviews Office of Thrift Supervision examiner's reports and monitors policies pertaining to conflicts of interest as they affect directors, officers, and employees. The Risk Management Committee, composed of Directors Brown, Mouser, and Rider, met twice during the 2002 fiscal year. The report of the Risk Management Committee is on pages 14 thru 17.

         The Board's Executive Compensation Committee determines issues involving executive compensation. The compensation committee is composed of Directors Huddleston, Hall, Mouser, and Newcomb. The compensation committee met three times in 2002.

EXECUTIVE COMPENSATION

 REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         During fiscal 1994, the Corporation established a Compensation Committee, comprised entirely of independent, non-employee directors, with responsibility for reviewing all aspects of the Corporation and Bank's executive compensation program. The Compensation Committee's primary objective in structuring executive compensation is to provide a means of attracting and retaining executives with the experience and capability of providing outstanding leadership to the Corporation and the Bank.

         The Corporation's and the Bank's executive compensation program, described in greater detail below, consists of a competitive base salary, an incentive bonus based on the attainment of annual corporate performance objectives, and stock-based compensation awards.

         In establishing base salary levels and recommending corporate performance objectives, the Committee reviews relevant financial results for the Corporation, including growth in earnings, the rate of return on assets, and various other measures of productivity and efficiency. The Compensation Committee also believes that stock-based compensation, in the form of ESOP awards and grants of stock options, can provide a longer-term incentive by giving executives, employees, and the Corporation's shareholders a common interest in increasing long-term shareholder value.

SALARIES
         The Compensation Committee has established a policy of providing base pay for executives that approximates the median base pay provided to executives of other thrifts and financial institutions of similar size. Base pay increases for executives and all other employees are based on an evaluation of individual performance.

BONUS INCENTIVE COMPENSATION
         Corporate performance objectives are established each year by the Board of Directors, which can include specific targets for growth, return on assets, and return on equity. When these objectives are met, all employees, including executive officers, earn an incentive bonus equal to a percentage of base pay.

EMPLOYEE STOCK OWNERSHIP PLAN
         The Corporation awards shares of the Common Stock under the ESOP to eligible employees, including executives, based on a percentage of base pay determined by the Board of Directors. Under the ESOP, executive officers were awarded an aggregate of 747 shares of Common Stock during fiscal 2002.

STOCK OPTION AND INCENTIVE PLAN
         The Board of Directors believes that stock options and other forms of stock-based incentive compensation help to attract, retain and motivate executive officers to improve long-term shareholder value. The Corporation adopted its 1998 Stock Option and Incentive Plan as a means of increasing the incentive and encouraging the continued employment of key employees by facilitating their purchases of an equity interest in the Corporation. The 1998 Plan authorizes grants of stock options and stock appreciation rights to eligible employees. Awards are subject to vesting and forfeiture as determined by the Stock Option Committee, which administers the Plan. During fiscal year 2002, 10,000 shares were granted to executive officers under the 1998 Plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER
     In establishing Mr. Johnson's salary for fiscal year 2002, the Executive Compensation Committee took into account the Corporation's success in meeting its non-financial and financial performance goals during 2002. Mr. Johnson earned a base salary of $172,000 for 2002. Mr. Johnson also received a performance incentive bonus of $30,175 or 17.5% of his salary. Mr. Johnson was also awarded 114 shares of stock under the ESOP during fiscal 2002.

                        EXECUTIVE COMPENSATION COMMITTEE
                        Walter D. Huddleston, Chairperson
                                  Wreno M. Hall
                                  Stephen Mouser
                               John L. Newcomb, Jr.

SUMMARY COMPENSATION TABLE
         The following table contains information concerning the compensation received by the Chief Executive Officer and the next three most highly compensated executive officers of the Bank who earned at least $100,000 in salary and bonus for the fiscal year ended June 30, 2002.

                                                                                           Securities
      Name and                                                                             Underlying     All Other
 Principal Position                                  Year       Salary        Bonus        Options(#)   Compensation
 ------------------                                  ----       ------        -----        ----------   ------------
B. Keith Johnson                                     2002      $172,000     $32,548             -         $32,116(1)
President and CEO                                    2001       165,000       6,372             -          33,875
                                                     2000       157,500      10,313          20,000        30,468

Anne Moran                                           2002      $106,000     $20,613             -         $ 6,379(1)
Senior Vice President and Chief Retail Officer       2001       100,000       8,458             -           3,530
                                                     2000        61,000      10,307          20,000           -

Charles Chaney                                       2002      $104,000     $20,541             -         $ 6,223(1)
Senior Vice President, CFO and COO                   2001        93,000       2,743             -           5,586
                                                     2000        81,000       5,247           5,000         4,651

Gary Bowers                                          2002      $107,000     $ 1,594              -        $ 6,385(1)
Senior Vice President of First Service Corp.         2001       103,000       5,377              -          6,170
                                                     2000        87,000       5,636              -          5,207


(1) Includes matching contributions to the Bank's 401(k) Retirement Plan, ($10,321 for B. Keith Johnson, $6,379 for Anne Moran, $6,223 for Charles Chaney and $6,385 for Gary Bowers), director's fees paid to Mr. Johnson in the amount of $19,545, and an auto allowance of $2,250 for Mr. Johnson.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table contains information concerning the value of options held by the Chief Executive Officer and the next three most highly compensated executive officers as of the fiscal year ended June 30, 2002.

                                                                                                 Value of Unexercised
                                                       Number of Securities Underlying          In-the-Money Options
                                                        Unexercised Options at FY-End          at Fiscal Year End (2)
                    Shares Acquired       Value         -----------------------------          -----------------------
    Name              on Exercise       Realized (1)    Exercisable       Unexercisable     Exercisable    Unexercisable
    ----              -----------       -----------     -----------       -------------     -----------    -------------
B. Keith Johnson          -0-            $  -0-          35,000               5,000          $222,625        $ 2,875
Anne Moran                -0-               -0-           5,000              15,000             4,125         12,375
Charles Chaney            -0-               -0-           5,000               5,000             1,150          1,725
Gary Bowers              2,000             5,800          1,500               1,000              -0-           - 0-


(1) Market price at time of exercise less exercise price.
(2) Market value of underlying securities at June 30, 2002, $23.20, less exercise price.


DIRECTORS' COMPENSATION

         Members of the Board of Directors of the Corporation receive a monthly fee of $360. Members of the Bank's Board of Directors receive a monthly fee of $1,185. No fees are paid for attendance at committee meetings.

RETIREMENT PLAN

          The Bank is a participating employer in a multiple employer pension plan sponsored by the Financial Institution Retirement Fund. All full time employees of the Bank are eligible to participate after one year of service and attaining age 21. Service credit for purposes of benefit accrued, eligibility and vesting is retroactive to the date of employment.

         A qualifying employee becomes fully vested in the plan upon completion of five years' service or when the normal retirement age of 65 is attained. The plan is intended to comply with the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), as a "tax qualified" defined benefits plan, and with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         The plan provides for monthly payments to each participating employee at normal retirement age. The annual allowance payable under the plan is equal to 1.5% of the highest average earnings received in any five consecutive full calendar years during the last ten years of employment before the participant's normal retirement date multiplied by the years of credited service. A participant who has attained the age of 45 and completed ten years of service may take an early retirement and elect to receive a reduced monthly benefit beginning immediately. Mr. Johnson, Ms. Moran, Mr. Chaney, and Mr. Bowers have 8, 2, 25, and 13 years respectively of credited service under the plan.

         The following table indicates the annual retirement benefit payable under the plan based on various specified levels of plan compensation and various specified years of credited service as calculated under the plan assuming retirement at age 65 on December 31, 2002. The IRS maximum annual benefit under the plan is limited to $152,091 per year.


  High-5 Average                YEARS OF BENEFIT SERVICE
   Compensation     15        20           25          30          35
------------------------------------------------------------------------
   10,000         2,300      3,000        3,800       4,500       5,300
   20,000         4,500      6,000        7,500       9,000      10,500
   30,000         6,800      9,000       11,300      13,500      15,800
   60,000        13,500     18,000       22,500      27,000      31,500
   90,000        20,300     27,000       33,800      40,500      47,300
  120,000        27,000     36,000       45,000      54,000      63,000
  150,000        33,800     45,000       56,300      67,500      78,800


Transactions with the Corporation and the Bank

         All loans to directors and executive officers are approved by the Executive Loan Committee and promptly reported to the Board of Directors. They are made in the ordinary course of business on substantially the same terms as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectability or contain other unfavorable terms.

COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph below shows the cumulative total return on the Common Stock of the Corporation between June 30, 1997 through June 30, 2002 compared with the cumulative total return of the NASDAQ Stock Market Index for U.S. Companies and the S&P Banks Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since June 30, 1997, assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on June 30, 1997 in the Common Stock of the Corporation or in the indexes.


                       [GRAPHIC OMITTED]

          *100 INVESTED ON 6/30/97 IN STOCK OR INDEX-
           INCLUDING REINVESTMENT OF DIVIDENDS.
           FISCAL YEAR ENDING JUNE 30.

 ---------------------------------------------------------------------------

                               6/97    6/98    6/99    6/00    6/01     6/02

 First Federal Financial
   Corporation of Kentucky      100     158    129      112     102     149
 NASDAQ Stock Market - US       100     132    189      280     152     103
 S & P Banks                    100     137    137      101     136     142

                        RISK MANAGEMENT COMMITTEE REPORT

The Risk Management Committee has furnished the following report:

     It is the responsibility of management to prepare the financial statements and the responsibility of Crowe, Chizek and Company LLP, the Corporation's independent auditors, to audit the financial statements in accordance with generally accepted auditing standards. The functions and responsibilities of the Risk Management Committee are described in the Risk Management Committee charter attached as an appendix to this proxy statement.

     In connection with its review of First Federal Financial Corporation's financial statements for 2002, the Risk Management Committee:

     o has reviewed and discussed the audited financial statements with management;

     o has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380); and

     o has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant's independence.

     The Risk Management Committee also discussed with management and the independent auditors the quality and adequacy of the Corporation's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

     Based on the review and discussions referred to above, the Risk Management Committee recommended to the Board of Directors that the audited financial statements be included in First Federal Financial Corporation's Annual Report on Form 10-K for the year ended June 30, 2002.

                            RISK MANAGEMENT COMMITTEE
                                 Robert M. Brown
                                 Stephen Mouser
                                 J. Alton Rider



                         INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Crowe, Chizek and Company LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. Crowe, Chizek and Company LLP has served as the Corporation's independent public accountants and auditors since the 1999 fiscal year.

AUDIT FEES

         The aggregate fees incurred for professional services rendered for the audit of our annual financial statements for the year ended June 30, 2002, and the reviews of the financial statements included in the Corporation's Forms 10-Q for the year were $57,875.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were incurred for professional services rendered in connection with the design and/or implementation of our financial information systems by Crowe, Chizek and Company LLP for the year ended June 30, 2002.

ALL OTHER FEES

         The aggregate fees incurred for services rendered by Crowe, Chizek and Company LLP, other than the services covered under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees", above, for the year ended June 30, 2002, were $1,450 for tax compliance matters and $8,505 for trust compliance matters.

         The Audit Committee of the Board of Directors has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees", above, is compatible with maintaining the principal accountant's independence.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Corporation's officers, directors and persons who own more than ten percent of the outstanding Common Stock must file reports detailing their ownership of Common Stock, and to furnish the Corporation with copies of all such reports. Based solely on its review of the copies of such reports, the Corporation believes that all of its officers and directors and all stockholders who own more than ten percent of the Corporation's outstanding Common Stock have complied with the reporting requirements for the fiscal year ended June 30, 2002.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that shares represented by completed proxy cards will be voted in accordance with the judgment of the Board of Directors.

                                  MISCELLANEOUS

         The cost of solicitation of proxy cards will be borne by the Corporation. In addition to solicitations by mail, directors, officers, and regular employees of the Corporation may solicit proxy cards personally or by telephone without additional compensation.

         The Corporation's Annual Report to Shareholders, including financial statements, is being mailed to all shareholders of record as of the close of business on September 16, 2002. The Annual Report is not a part of the proxy solicitation material nor is it incorporated herein by reference.

                              SHAREHOLDER PROPOSALS

         Shareholders proposals to be presented at the 2003 Annual Meeting must be received by the Corporate Secretary of the Corporation no later than June 2, 2003 to be included in the proxy statement for the 2003 Annual Meeting. Any such proposals and any nominations of candidates for election of directors must comply with the Corporation's Articles of Incorporation and the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. The Corporation expects to exercise discretionary voting authority granted under any proxy form which is properly executed and returned to the Corporation on any matter that may properly come before the 2003 Annual Meeting unless written notice of the matter is delivered to the Corporation at its corporate offices, addressed to the Corporate Secretary of the Corporation, not later than October 14, 2003.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Rebecca S. Bowling
                                       Corporate Secretary

Elizabethtown, Kentucky
September 30, 2002

                                    APPENDIX

                       FIRST FEDERAL FINANCIAL CORPORATION
                        RISK MANAGEMENT COMMITTEE CHARTER


I.       PURPOSE

The Risk Management Committee shall serve as a committee of First Federal Financial Corporation's Board of Directors. The Committee has a major responsibility to provide assistance to the directors in fulfilling their responsibility to the shareholders and investment community related to corporate accounting, reporting practices, and the quality and integrity of financial reports. Key components of fulfilling this charge include:

  >> Overseeing that management has established and maintained processes to assure that an adequate system of internal controls is functioning within the Bank.
  >> Assuring compliance by the Bank with all applicable laws,  regulations, and
     Bank policy.
  >> Handling relations with important resources such as: regulatory agencies, external auditing firm, the Internal Audit Department, and the loan review function.
  >> Concurring  in  the  appointment  or  removal of  the  Internal  Auditor,
     Compliance Officer, and External Auditors.
  >> Communicating  with  the Bank's  attorneys,  accounting  department,  loan administration, and others as it deems  necessary.
  >> Providing  direction to and oversight of the Internal Audit function.

I.       ORGANIZATION/COMPOSITION

In accordance with FDICIA, which applies to financial institutions over $500 million in assets, the Risk Management Committee shall be composed of at least three directors who are independent of the management of the bank and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a committee member. The following relevant information was considered in making this determination:

   >> The  member  has  not  been  an  officer  or  employee  of the bank or its affiliates within the preceding five years;
   >> The member has not accepted compensation from the bank or its affiliates other than compensation for Board service or receipt of benefits under a tax-qualified retirement plan;
   >> The member has not served or does not serve as a consultant, advisor, promoter, underwriter, legal counsel, or trustee of the bank or its affiliates;
   >> The  member is  not an  immediate  family  relative or an officer or other employee of the institution or its affiliates;
   >> The member does not hold or control, nor has held or controlled, a direct or indirect financial interest in the bank or its affiliates within the preceding year, of 10 percent or more of any outstanding class of voting securities of the institution.

The New York Stock Exchange (NYSE) and/or National Association of Securities Dealer (NASD) require the following composition/expertise of Risk Management committee members:

>> Consist of at least three directors, all of who have no relationship to the holding company or the bank that may interfere with the member exercising independence.
>> Each member should be financially literate as defined by the Board of Directors or become financially literate within a reasonable time after their appointment.
>> One member must have accounting or related financial management expertise. >> A director who is an employee (including non-employee executive officers) of the holding company or any of its affiliates may not serve on the risk management committee until three years following the termination of that employment.
>> A director (a) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the company or (b) who has a direct material business relationship with the company may serve on the committee only if the holding company's Board of Directors determines that the relationship does not interfere with the Director's exercise of independent judgement.
>> A Director who is an immediate family member of an individual who is an executive officer of the holding company or any of its affiliates cannot serve on the Risk Management Committee until three years following the termination of the relationship.

NASD permits one Director who is not independent, and is not a current employee or immediate family member of an employee, be appointed to the Risk Management Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interest of the Corporation and it's shareholders. These reasons, as well as the nature of the relationship, are required to be disclosed in the next annual proxy statement.

II.      MEETINGS

To fulfill its primary responsibilities, the Risk Management Committee shall meet as often as deemed necessary. The Committee may ask management or others to attend meetings and provide pertinent information as necessary. The Committee members will have sole discretion in determining the meeting attendees and agenda. The meetings shall provide an open avenue of communication between the independent auditor, Internal Audit Staff, and the Board of Directors. Meetings with the independent auditor and the Vice President of Internal Audit/Compliance without management's presence should occur routinely to ensure open communication.

III.     DUTIES AND RESPONSIBILITIES

In carrying out their responsibilities, the Risk Management Committee believes its agenda and procedures should remain flexible in order that it can best react to changing conditions and environment and to assure to the Directors and Shareholders that the accounting and reporting practices of the Bank are in accordance with all requirements and are of the highest quality. The agenda on an annual basis will include:

A.       GENERAL

|X| Maintain  minutes or other records of meetings and  activities.
|X| Adopt  a formal  written  charter  that is  approved  by the  full  Board of
    Directors that specifies scope of responsibility, process, membership, etc. |X| Review, update and approve the Risk Management Committee Charter annually. |X| Report periodically to the Board of Directors on significant results of Risk
    Management Committee meetings.
|X| Submit written affirmation to NYSE regarding Risk Management Committee membership, independence, financial literacy, financial management expertise and a Risk Management Committee Charter.
|X| Conduct  or  authorize  investigations  into  any  matters  within  the Risk
    Management Committee's scope of responsibilities. The Risk Management Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of investigation.
|X| Review  with  the  independent  auditor and  the Vice President of  Internal
    Audit/Compliance the coordination of audit efforts to assure completeness of coverage, reduction efforts, and the effective use of audit resources.

B.       EXTERNAL/INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS AND REPORTS

1.       SEC Requirements

|X| Discuss interim financial statements reviewed by an independent public accountant before filing its Form 10-Q with the commission.
|X| Provide appropriate reconciliations and descriptions of any adjustments to the quarterly information previously reported in a Form 10-Q for any quarter.
|X| Discuss with independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61,89, and 90.
|X| Receive from the auditors a disclosure report regarding the auditor's independence required by Independence Standards Board No. 1, modified as necessary, and discuss with auditors.
|X|  Review and discuss audited financial statements with management.
|X|  Prepare a report for the annual proxy statement stating whether:
>> Based on review and discussion with management and independent auditors, the Risk Management Committee recommended to the Board of Directors that the audited financial statement be included in the holding company's Annual Report on Form 10-K.
>> The Board of Directors has adopted a written charter for the Risk Management Committee, and if so, include a copy of the charter as an appendix to the holding company's proxy statements at least once every three years.

>> The Risk Management Committee members are "independent", as defined in the applicable listing, or if not listed, which definition of "independent" was used.
>> Disclose information regarding any Director on the Risk Management Committee who is not "independent".

2.       NASD Requirements

|X| Recommend to the Board the certified  public  accountants  to be retained as outside auditors.
|X| Monitor the outside auditors' performance along with their independence.
|X| Review the scope of the external audit.
|X| Review the final report  with the  independent  auditors.
|X| Be available to the independent auditors during the year  for  consultation purposes.
|X| Review with the independent auditors the corporate accounting practices and policies.
|X| Recommend  to  whom  the  independent  auditors' report should be submitted within the holding  company and/ or bank.
|X| Ensure the existence of integrity  with financial reporting process.

3.       FDICA Requirements

|X| Review the basis for report on audited  financial  statements and the report on internal  controls.
|X| Review the scope of services provided, significant accounting policies, and significant  accounting  estimates.
|X| Review the assessment of internal control  adequacy,  including  reportable conditions and material  weaknesses.
|X| Review  with  management  compliance  with  laws and regulations.
|X| Review with management the selection and termination of the independent accountant and any disagreements between management and the independent accountant.

C.       INTERNAL AUDIT

1.       NASD Requirements

|X| Ensure the existence of adequate internal controls.
|X| Direct  and  oversee all  activities  of  the  internal  review  function, including but not limited to management's responses to the internal review function.
|X| Hire,  determine  adequate  compensation for, and terminate the staff in the
    Internal Audit Department.
|X| Determine  the  budget  for the Auditing Department because this area should report directly to the Risk Management Committee. The Risk Management Committee may deem appropriate for the Auditing Department to report to senior management on particular matters to remain consistent with preserving the independence of the office.
|X| Review  with  internal  and  independent  auditors  overall  accounting  and financial controls.
|X| Review and approve the annual internal audit plan.

2. FFIEC Interagency Guidance on the Internal Audit Function and its Outsourcing

The federal regulatory agencies prepared a joint policy statement which contains guidance on the responsibilities of directors and senior management for ensuring that banking organization's systems of internal control, including the internal audit function, are adequate for the nature and scope of the organization's lines of business. The guidance outlined the following responsibilities:

|X| The Board of Directors and senior management have primary responsibility for
    the system of internal control. |X| Ensure internal controls are tested and assessed by individuals without business-line responsibilities, such as internal audit.
|X| Ensure   that  the  internal   audit  function  meets  the  demands  of  the
    institution's activities.
|X| Evaluate the following aspects of the internal audit function: structure, |X| Review and approve the internal audit risk assessments, scope, and plan.
|X| Monitor internal audit's  adherence to the audit plan.
|X| Consider requests for expansion of internal  audit work when issues arise or changes occur in controls or risk.
|X| Assess whether reported control weaknesses are being resolved by management.

|X| Meet with internal audit staff without management being present.
|X| Ensure internal audit staff reports directly to the Risk Management |X| Considerations for Internal Audit Outsourcing Arrangement:

>> The engagement letter with the outsourcing firm should address the following: audit scope and frequency; manner of reporting; protocol for changing the engagement terms; state that internal audit reports are property of the institution; allow access to workpapers; specify locations
    of  reports  and  workpapers;   permit  examiners  access  to  reports  and
    workpapers; address cost of damages from errors, omissions, and negligence, and state that internal audit will not perform management functions. The Board and senior management should ensure that the outsourced internal audit function is competently managed.
>> All internal audit work is to be well documented and all findings promptly reported to the Vice President of Internal Audit/Compliance.
>>  The outsourcing firm should conduct internal audit with qualified staff.
>>  The  internal   audit  coordinator  should  assess  the  outsourcing  firm's competence and experience and should be notified of staffing changes.
>> The institution should have a contingency plan to mitigate risk from discontinuity of audit coverage.

|X| Independence  of  External  Auditor -  applies   to  arrangements  where the
    internal audit firm is also the external audit firm:

>> The internal and external audit firm has communicated to the Board and senior management that they, Board and management, are responsible for establishing and maintaining internal control, and for directing the internal audit function, including: designating an internal audit coordinator; determining internal audit scope, risk and frequency; evaluating internal audit results; and evaluating adequacy of internal audit procedures.

>> The Board of Directors has determined that the internal/external audit firm does not act in a capacity equivalent to a member of management. AICPA rule 101-13 outlines outsourcing activities that would compromise the CPA's independence.
>>  Performing ongoing monitoring and control activities;
>>  Reporting on behalf of management;
>>  Preparing source documents on transactions;
>>  Having custody of assets;
>>  Approving the overall internal audit work plan;
>> Being represented as a member of management in correspondence or publications;
>> Contributing in a decision-making capacity on committees or elements of strategic planning;
>> Contributing in a decision-making capacity to the design and implementation of significant new products; services, internal controls, or software.
>>  If the external  audit firm renders an internal  control attest report under
    Section 36 of FDICIA - the audit firm is not the primary support for management's assertion of the effectiveness of internal control.